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                    VAN KAMPEN INSURED TAX FREE INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 -- SEPTEMBER 30, 2009

                                                                   Amount
                                       Offering       Total          of         % of     % of
                  Purchase/              Price       Amount        Shares     Offering   Funds
    Security        Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
    Purchased        Date    Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers            From
----------------  ---------  --------  --------  --------------  ----------  ---------  ------  -----------------  -------------
     City of       06/05/09      -      $114.23   $304,870,000   $5,750,000    1.89%     0.68%  Goldman, Sachs &   Goldman Sachs
    Detroit,                                                                                    Co., Barclays
    Michigan                                                                                    Capital,
     Sewage                                                                                     KeyBanc Capital
 Disposal System                                                                                Markets Inc.,
                                                                                                Siebert Brandford
                                                                                                Shank & Co., LLC,
                                                                                                Citigroup, Morgan
                                                                                                Stanley & Co.
                                                                                                Incorporated

  State of Iowa    07/14/09      -      $104.42   $380,120,000   $4,400,000    1.16%     0.52%  Barclays Capital,  Barclays
     - Ijobs                                                                                    Merrill Lynch &    Capital
     Program                                                                                    Co., William
     Special                                                                                    Blair & Company,
   Obligation                                                                                   Citigroup,
  Bonds Series                                                                                  Goldman,
      2009                                                                                      Sachs & Co., J.P.
                                                                                                Morgan, Morgan
                                                                                                Stanley & Co.
                                                                                                Incorporated,
                                                                                                RBC Capital
                                                                                                Markets